Putnam Capital Appreciation Fund
05/31/05 annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended May 31, 2005, Putnam Management has assumed
$34,050 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 000s omitted

Class A		 415
Class B		 0
Class C		    0

72DD2 000s omitted

Class M		  0
Class R		   0



74U1 000s omitted

Class A		 23,300
Class B		 15,325
Class C		    194

74U2 000s omitted

Class M		  957
Class R		   1

74V1

Class A		$18.45
Class B		 17.45
Class C		 17.81

74V2


Class M		$17.74
Class R		 18.38